UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2025

MAG MAGNA CORP

(Exact name of registrant as specified in its charter)

Wyoming	333-268561	98-1626237
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Oleg Bilinski

Chief Executive Officer

325 W Washington St Ste 2877

San Diego, CA, 92103

(Address of principal executive offices, zip code)

+ 1620-4692043

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

On February 21, 2025, Mag Magna Corp (the "Registrant") approved the appointment of Tomasz Anczok, as Independent Director of the Registrant, to be effective as of February 21, 2025 (the “Effective Date”).

There are no arrangements or understandings between Mr. Anczok and any other person pursuant to which he was appointed Independent Director of the Registrant. There are no family relationships between Mr. Anczok and any director or other executive officer of the Registrant, or any person nominated or chosen by the Registrant to become a director or executive officer. Since the beginning of the Registrant’s last fiscal year, the Registrant has not engaged in any transaction in which Mr. Anczok has any direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Tomasz Anczok holds a degree from the University of Economics and Human Sciences, Warsaw, Poland. He has extensive experience building tech startups for the past 8 years. His expertise includes the design and implementation of complex API architectures, particularly within cloud-based platforms, and the development of AI-driven solutions for data analysis and automation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2025

Mag Magna Corp

By:	/s/ Oleg Bilinski
	Name:	Oleg Bilinski
	Title:	Director, President, Chief Executive Officer, Treasurer, and Secretary